Exhibit 10.36

CRESCENT BIOPHARMA, INC.

2024 EQUITY INCENTIVE PLAN

GRANT NOTICE FOR

RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Crescent Biopharma, Inc. (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) specified below (the “Award”) under the Crescent Biopharma, Inc. 2024 Equity Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:	[•]
Grant Date:	[•]
Vesting Commencement Date	[•]
Number of RSUs:	[•]
Vesting Schedule:	Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, subject to the Participant’s continued employment with or service to the Company through each vesting date: [(i) 25% of the RSUs shall vest on the first anniversary of the Vesting Commencement Date and (ii) thereafter, an additional 6.25% of the RSUs shall vest at the end of each successive three-month period following the first anniversary of the Vesting Commencement Date].

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

CRESCENT BIOPHARMA, INC.

By:
Name:
Title:

PARTICIPANT

[Name]

Signature Page to

Grant Notice for

Restricted Stock Unit Award

EXHIBIT A

CRESCENT BIOPHARMA, INC.
2024 EQUITY INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of Restricted Stock Units granted pursuant to the Crescent Biopharma, Inc. 2024 Equity Incentive Plan (the “Plan”), which are evidenced by a Grant Notice that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Restricted Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK UNITS

Crescent Biopharma, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of Restricted Stock Units (the “Award” or “RSUs”) specified in the Grant Notice, with each Restricted Stock Unit representing the right to receive one share of Common Stock. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS

(a)               The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”

(b)               As soon as administratively practicable following the vesting of the RSUs pursuant to the Grant Notice and this Section 2, but in no event later than 60 days after each vesting date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of RSUs that vested on such date.

(c)               Upon Participant’s termination of employment or other service from the Company for any reason, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the termination date.

Exhibit A

Standard Terms and Conditions

for Restricted Stock Units

3.	RIGHTS AS STOCKHOLDER

(a)               Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(b)               No shares shall be issued in respect of any RSUs unless and until the Company has determined that it and the Participant have taken any actions required to register the shares under the Securities Act of 1933, as amended (the “Securities Act”), or to perfect an exemption from the registration requirements thereof; any applicable listing requirement of any stock exchange or other securities market on which Common Stock is listed has been satisfied; and any other applicable provision of federal, State or foreign law and any applicable requirements of the Company’s shareholders’ agreement have been satisfied. The Company may require the Participant to sign such additional acknowledgements as the Company determines appropriate prior to the issuance of shares of Common Stock pursuant to Vested RSUs.

4.	Company Right of First Refusal

(a)               Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any shares of Common Stock acquired pursuant to Vested RSUs, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such shares the Participant proposes to transfer (the “Offered Shares”), the price per Offered Share and all other material terms and conditions of the transfer.

(b)               Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice (the “Right of First Refusal”). In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after the Participant’s receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates, if any, representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)               Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under Section 4(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee; provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the Right of First Refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d)               Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)               Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(i)                 any transfer to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(ii)              any transfer pursuant to an effective registration statement filed by the Company under the Securities Act; and

(iii)            the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (i) above, such shares shall remain subject to the Right of First Refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f)                Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g)               Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(i)                 the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act or any other transaction that results in the shares of Common Stock (or any equity securities substituted therefore) being listed on an established stock exchange; or

(ii)              a Change in Control.

(h)               No Obligation to Recognize Invalid Transfer. The Company shall not be required (i) to transfer on its books any of the shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (ii) to treat as owner of such shares or to pay dividends to any transferee to whom any such shares shall have been so sold or transferred.

(i)                 Legends. Any certificate representing shares of Common Stock acquired pursuant to Vested RSUs or notice of issuance of uncertificated stock evidencing the issuance of such shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities) until the Company’s Right of First Refusal has terminated in accordance with Section 4(g):

“The shares [represented by this certificate][referenced herein] are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	AGREEMENT IN CONNECTION WITH INITIAL PUBLIC OFFERING

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (a) not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (i) or (ii) is to be settled by delivery of securities, in cash or otherwise, for a period specified by the representative of the underwriters of Common Stock or other securities of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2241 or any successor provisions or amendments thereto), and (b) to execute any agreement reflecting clause (a) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

7.	NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that the Award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or or by operation of law, except by will or the laws of descent and distribution.

8.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

9.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.	GENERAL

(a)               In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)               The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the plural shall include the singular and the singular shall include the plural. All references to “including” shall be construed as meaning “including without limitation.” References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.

(c)               These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)               These Standard Terms and Conditions shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of- law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(e)               In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)                All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.